SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Index Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BlackRock S&P 500 Index Fund

IMMEDIATE ACTION REQUIRED BY YOUR CLIENTS TODAY:

THE SPECIAL SHAREHOLDER MEETING IS BEING HELD TODAY DECEMBER 12, 2012

YOUR CLIENTS HAVE UNTIL 11:59 p.m. (EST) TODAY, DECEMBER 12, 2012 TO SUBMIT THEIR VOTING

INSTRUCTIONS

Please instruct your clients to DISREGARD the vote processing instructions on the proxy card/voter instruction form previously sent to them. Special arrangements have been made to accept their vote directly through one of the following two methods today ONLY December 12, 2012:

1. VOTE VIA FAX

Please have your client complete their proxy card/voter instruction form and fax it back directly to Broadridge for Vote Processing at: 631-254-7670

Confirmation that the vote was received can be obtained by contacting Vincent Delvecchio (Broadridge) at 631-274-8413 or by email Vincent.Delvecchio@Broadridge.com

OR

2. CONTACT MERRILL LYNCH DIRECTLY FOR VOTE PROCESSING

Please have your clients contact Ms. Sherroll Haynes at Merrill Lynch directly at 904-218-9139 or email Sherroll_Haynes@ML.com. Please instruct the client to have their voting form in hand to access their control number (located in the box), as well as their vote direction (for/against/abstain) on the proposals. Merrill Lynch will accept the clients voting direction and submit it, on the client’s behalf, to Broadridge for tabulation.

If your clients have any questions about the proposals please have them contact Computershare Fund Services the fund’s proxy solicitor, toll free at 1-866-704-4427.